SMITH BARNEY TRAVELERS SERIES FUND INC.
                 November 1, 1996 through April 30, 1997
                              10f-3 Report


                                                        % of
               Trade                          Purchase  Fund   % of
Issuer          Date     Selling Dealer Shares Price   Assets Issue

Deuche Telekom   11/18/96                Goldman Sachs  75,000 $18.89
0.47             0.01

Compania Anonima
Nacional Telefonos
de Venezuela     11/21/96                Lehman Brothers       85,300
23.00            0.40    0.60

California Federal Pfd.  1/24/97         Goldman Sachs  10,100 25.00
0.32%            2.67%
9.125% Series A

Tenet Healthcare 1/27/97 Donaldson, Lufkin &                   1.15
2.53
8.625% due 1/15/2007                     Jenrette       500,000  99.894
8.000% due 1/15/2005                             400,000       99.358

Amerus Life Holdings Inc.                1/28/97 Goldman Sachs 73,100
16.50            0.33    1.56

Kilroy Realty Corp.      1/28/97         Prudential Securities 109,500
23.00            0.68    0.90

Trigon Healthcare Inc.   1/30/97         Merrill Lynch  30,000 13.00
0.10             0.25

Brooks Fiber Properties  1/30/97         Goldman Sachs  142,000  25.00
0.97             2.10

Nationwide Financial
Service - Class A        3/5/97          CS First Boston       173,000
23.00            1.10    0.80

The Hertz Corp.  4/25/97 J.P. Morgan     41,000  24.00  0.28   0.20

Wellpoint Health
Nerwoeks Inc.    4/25/97 Salomon Brothers        10,000 38.00  0.29
0.10

Preniss Propery Trust    4/29/97         Lehman Brothers       40,000
24.00            0.27    0.60

American Stores Company  4/29/97         Goldman Sachs  6,000  43.00
0.20             0.04